                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549







                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 3, 2001




                        FBR ASSET INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)





            VIRGINIA                      1-15049                54-1873198
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)









     Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209
             (Address of principal executive offices and zip code)




       Registrant's telephone number, including area code: (703) 469-1000

ITEM 5.  OTHER EVENTS.

On May 3, 2001, pursuant to Rule 135 of the Securities Act of 1933, the Company announced in a press release that it plans to file a registration statement with the Securities and Exchange Commission during the second quarter of 2001 relating to a proposed public offering of its common stock. The Company stated in the press release that net proceeds from the offering will be used to fund the Company's expanding mezzanine loan program and other investment activity, as well as for working capital and general corporate purposes. The Company also stated in the press release that it plans to enter into an arrangement with Friedman, Billings, Ramsey & Co., Inc., or one of its affiliates, to compensate the Company for referrals of certain investment banking business to Friedman, Billings, Ramsey & Co., Inc.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         99.01  Press Release dated May 3, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FBR ASSET INVESTMENT CORPORATION


Date: May 4, 2001                 By: /s/ William Ginivan
                                      --------------------------------------
                                      William Ginivan
                                      General Counsel